FORM 8-K CURRENT REPORT

Pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

DATE OF THIS REPORT: MAY 31, 2006

CARTOON ACQUISITION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50411	20-0269287
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

233 Alexander Street Second Floor Rochester, New York 14607-2518 (Street Address of Principal Executive Office) Mailing Address: Post Office Box 202 Wyoming, New York 14591-0202

(585) 495-9923

(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

The Registrant is submitting this Form 8-K filing to report current and extraordinary events in accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934.

APPLICABLE DISCLOSURES AND DISCLAIMERS.

     This is a current report filed by Cartoon Acquisition, Inc., a United States corporation organized under the laws of the State of Delaware (the "Registrant") with the U. S. Securities and Exchange Commission (the "Commission") on Form 8-K (this "Report"). The Registrant has stated all of the material facts necessary for the Commission and the public to make an informed decision pertinent to the matters subject to the disclosures herein made. The information provided in this Report is also applicable to the Registrant's principal operating subsidiary, Residential Income Properties, Inc., a New York corporation (the "Subsidiary").

NOTICE OF EVENTS TO BE REPORTED AND TIME FOR FILING OF REPORT.

       This Report contains current information on the Registrant as of the date hereof.

     The Registrant considers the information in this Report to be "filed" under the Securities Exchange Act of 1934.

NOTICE OF APPLICATION OF GENERAL RULES AND REGULATIONS.

     Where permitted or as may be applicable, the Registrant has elected to report the information contained in this filing using the alternate options available to "small business issuers" under the rules and regulations stated in Regulation S-B. The Registrant is not the issuer of "asset-backed" securities, and is not subject to the rules and regulation promulgated by Regulation AB.

FURTHER UNDERTAKINGS.

       The Registrant, for the events that occurred during the period described herein, further agrees (a) to timely file an amendment or amendments that reflect a change or changes in the facts or events that, individually or collectively, represent a fundamental change in the information contained in this Report for the period in question, and (b) to include any other information that may be pertinent to the events described in this Report and obtained by the Registrant on a date beyond the date of this Report.

AVAILABLE INFORMATION.

       The Registrant is subject to the reporting requirements of section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is obligated to file current, quarterly, annual, or transitional reports, proxy statements, and other information with the Commission, and is obligated to deliver copies of certain reports and filings by mail to its shareholders and to certain other parties, as required by Federal securities laws. Such reports, proxy statements, and other filings may be inspected (at no charge) and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of said materials may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or from the Commission's Web site, the address of which is www.sec.gov.

     The specific information contained in this Report has been accumulated, compiled, and presented in accordance with the requirements set forth in 17 CFR 243.100 and 17 CFR 243.101.

     The Registrant shall permit its shareholders to ask questions of and receive answers from the Registrant concerning any aspect of the information contained in this Report, and, if necessary, to obtain additional information, to the extent the Registrant possesses such information or to the extent the Registrant can

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acquire such information without unreasonable effort or unreasonable expense, in order to verify the accuracy of the information contained in this Report to any of its shareholders. The Registrant encourages its shareholders to contact it; if by mail, to its mailing address, which is Post Office Box 202, Wyoming, New York 14591-0202, or to the address of its principal executive office.

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SECTION 8 - OTHER EVENTS.

Item 8.01. Other Events.

     The Registrant is not seeking to apply "statutory safe harbor" provisions for the information provided in item eighth of this Report.

     On May 31, 2006, the Registrant changed the address of its principal executive office to 233 Alexander Street, Second Floor, Rochester, New York, 14607-2518 (the "Office").

     The location of the Office is directly off of a main street that traverses the downtown Rochester area with the city's principal suburbs in Monroe County, New York. The office building is located on Alexander Street near the intersection of Monroe Avenue. The principal use of the premises where the Office is located is that of an office building and the principal tenants of the office building are medical consultants, physicians, and medical-related support staff services. The Office is adequate for the present use by the Registrant.

     The Registrant's former principal executive address was located at One East Main Street, Suite 610, in the City of Rochester, New York.

     The Registrant does not own, and has no ownership or shared ownership interest in, the real property where its principal executive office is located. However, the Registrant has determined that a certain relationship exists; whereby, the Registrant is leasing the Office from a member of the Hopkins Family, a member of which is engaged in business with the Registrant's sole officer, sole director, and principal shareholder, Randolph S. Hudson. Mr. Hudson and Mr. Hopkins are engaged in a number of independent ventures and, formerly, each was a senior general partner of Union First Capital Markets, G. P., a New York general partnership, to which the Registrant is indebted on a limited and fixed basis under a general account payable. To that extent, Mr. Hudson must indicate the Registrant did not accept bids for terms on other office space from any other party and the Registrant did not perform any inquiries with regard to any other office space. However, the rent to be paid to the lessee of the Office by the Registrant is extremely reasonable when compared to a space of similar size in the general vicinity of the Office and the terms of the rental are to be performed on commercially reasonable terms.

     The Registrant did enter into a month-to-month rental agreement with the principal lessee of the Office, Margaret V. Hopkins (the Sublease Agreement"); whereunder Mrs. Hopkins agreed to rent the Registrant a private space consisting of approximately 182 square feet within her master office, and to permit the Registrant and its Subsidiary to use the common area space of the office, which is comprised of a reception area, break room, conference room, and secretarial area The monthly rent the Registrant is responsible to pay to Mrs. Hopkins is $500 per month, on a month-to-month basis, in arrears, which will include all water and utilities, except for telephone service, which the Registrant will maintain in its name and under its own account. The term of the Sublease Agreement is for one year, on a month-to-month basis, commencing on June 1, 2006. (A facsimile of the Sublease Agreement is annexed in Exhibit 10.1 hereto and made a part hereof by reference thereto.)

     The Registrant has no plans and does not foresee any plans in the 12-month period following the date of this Report to renovate, develop, or improve, the Office, which it is using under the terms disclosed herein. In any event, no funds of the Registrant will be used to physically alter or improve said Office.

     The Rochester, New York commercial real estate market is such that no competitive conditions exist that would interfere with, limit, or restrict the Registrant's use of the Office under the Registrant's present arrangement with Mrs. Hopkins. The Registrant's sole officer and director does not foresee any limitations or conditions that would prevent Mrs. Hopkins from authorizing the Registrant to use the Office in the manner and for the term discussed hereinabove, and, the Registrant does not foresee any limitation or restriction imposed upon Mrs. Hopkins by the landlord for her present use of the leased premises.

     It is the opinion of the Registrant's sole officer and director that the Office, and the real property that comprises the leased premises, are adequately covered by fire, casualty, loss of property, and general indemnity insurance, and, the Registrant and its Subsidiary would not suffer any financial losses, rather, each of them, respectively, may suffer the loss of certain data files and documents in the event of any such partial or total condemnation or destruction of the Office or to the leased premises that comprise the Office.

     Mr. Hudson notified the Commission and the public in February 2006 of his intention to locate a suitable office at which to conduct the Registrant's business, as part of the Registrant's overall pursuit of its plan of operation, as has been heretofore stated to the public in its prior filings with the Commission.

     The use of the Office under the Sublease Agreement creates a direct financial obligation of the Registrant under the Sublease Agreement, for itself and for its Subsidiary, respectively (as the Registrant maintains the Subsidiary on a consolidated basis on its statements of financial condition, as opposed to an off-balance sheet arrangement); and, the Sublease Agreement does contain a provision that will trigger an event that accelerates a direct financial obligation of the Registrant. However, the Registrant does not deem the Sublease Agreement to be material to the Registrant's operations, and, should the Registrant fail to perform its obligations under the Sublease Agreement, or, if the Registrant was unable to continue to occupy the Office, neither of such actions would cause a material adverse effect to the operations or business conducted by the Registrant; consequently, the Registrant has not classified the Sublease Agreement as a material contract elsewhere in this Report. Moreover, the events contained in the Sublease Agreement that would accelerate the obligations of the Registrant under the Sublease Agreement are limited to the payment of then any current month's rent to Mrs. Hopkins by the Registrant, therefore not creating any long-term liability of the Registrant.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

     The following exhibits are deemed to be "filed" by the Registrant, on its behalf and for its Subsidiary, in accordance with the applicable provision(s) of Item 601 of Regulation S-B and Instruction B.2 of Form 8-K.

     The Registrant is not required to provide the Commission with regular or pro forma accounting information with this Report, and the Registrant is not a "shell" company; thus, it is not required to provide the information in exhibit form to the Commission required by Item 9.01(c) of Form 8-K.

The following exhibits are made a part of this Report by their annexation hereto:

Exhibit No.       Description of Exhibit

10.1	Sublease Agreement with Margaret V. Hopkins

99.1	Certification as to Subsidiary's Information in this Report

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 31, 2006

By Order of the Board of Directors:

Cartoon Acquisition, Inc.,
a United States corporation (the "Registrant")

/s/ Randolph S. Hudson

Randolph S. Hudson
Chief Executive (Principal Executive) Officer
Chief Financial (Principal Financial) Officer

     The facts stated herein that are applicable to Residential Income Properties, Inc., a New York corporation, and a wholly owned subsidiary of the Registrant ("Subsidiary"), are true, complete, and correct.  [A facsimile of the "Certification by the Chief Executive Officer of Residential Income Properties, Inc." is annexed hereto as Exhibit 99.1 hereof.]

For Cartoon Acquisition, Inc.:

Residential Income Properties, Inc.,
a New York corporation

/s/ Randolph S. Hudson

By: Randolph S. Hudson
President, Secretary, and Treasurer

THIS REPORT DOES NOT REQUIRE CERTIFICATIONS BY THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER.